Exhibit 99.1

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355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | info@cvdequipment.com

CVD Equipment Corporation Reports

First Quarter 2025 Financial Results

CENTRAL ISLIP, N.Y., (Business Wire) – May 13, 2025 - CVD Equipment Corporation (NASDAQ: CVV), today announced its financial results for the first quarter ended March 31, 2025.

Manny Lakios, President and CEO of CVD Equipment Corporation, stated, “First quarter 2025 revenue was $8.3 million, up 69.0% versus the prior year quarter and up 12.2% from the fourth quarter of 2024. Revenue from our CVD Equipment segment was driven by revenue recognized principally from two contracts, one in the industrial market and one in aerospace. Our SDC segment continued to see strong demand for its gas delivery equipment.”

Mr. Lakios added, “With the increased revenue and lower than expected orders in the quarter of $2.8 million, our backlog declined during the quarter from $19.4 million at December 31, 2024 to $13.8 million at March 31, 2025. Our net income for the quarter was $360,000. While the first quarter of 2025 represents the third consecutive quarter of net income, due to the nature of our business we expect that our order and revenue levels will continue to fluctuate given the markets we serve. In addition, the recent imposition of tariffs has presented us with new challenges and uncertainty as such tariffs may affect our costs of components and materials as well as contribute to economic uncertainty which may potentially affect our order rate. We are evaluating the tariff environment and planning accordingly. We are staying the course on our strategic efforts to maintain and grow our order rate, while carefully managing our expenses to achieve our goal of long-term profitability and positive cash flow, while simultaneously focusing on growth and return on investment.”

First Quarter 2025 Financial Performance

●	Revenue of $8.3 million, up $3.4 million or 69.0% year over year primarily due to higher system revenues and higher sales of parts and spares in our CVD Equipment segment.

●	Gross profit margin was 32.4%, an improvement from 16.2% in the prior year quarter that was primarily the result of overall higher revenues, improved absorption of overhead as well as improved margins on contracts in progress as compared to contracts in progress in the prior year quarter.

●	Operating income of $269,000.

●	Net income of $360,000 million or $0.05 basic and diluted share, compared to a net loss of $1.5 million or $(0.22) per basic and diluted share for the prior year first quarter.

●	Cash and cash equivalents of $10.2 million as of March 31, 2025, as compared to $12.6 million as of December 31, 2024.

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First Quarter 2025 Operational Performance

●	Orders for the first quarter were $2.8 million, principally from our SDC segment.

●	In early April 2025, we received a $1.2 million semiconductor system order in our CVD Equipment segment.

●	During the quarter, we implemented a plan to reduce our operating costs to be consistent with current customer demand. This resulted in a reduction in our workforce during the quarter. We continue to evaluate the demand for our products and opportunities to reduce our operating costs.

Conference Call

A conference call reviewing these results has been scheduled for today, May 13, 2025 starting at 5:00 PM ET. To join the call, dial 1-877-407-2991 or 1-201-389-0925. A live and archived webcast of the call will also be available on the company’s website at www.cvdequipment.com/events. The archived webcast will be available approximately two hours following the end of the conference call. A telephone replay will be available for 7 days. To access the replay, dial 1-877-660-6853 or 1-201-612-7415. The replay passcode is 13753736.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, gas and chemical delivery control systems, and other equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include aerospace & defense (ceramic matrix composites), high power electronics (silicon carbide), and EV battery materials / energy storage (carbon nanotubes, graphene, and silicon nanowires). Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for the high power electronics market; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. Past performance is not a guarantee of future results.

CVD Equipment Corporation Contact:

Richard Catalano, Executive Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

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CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data - Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$8,174	$4,922
Cost of revenue	5,621	4,125
Gross profit	2,695	797
Operating expenses:
Research and development	781	746
Selling	420	419
General and administrative	1,225	1,255
Total operating expenses	2,426	2,420
Operating income (loss)	269	(1,623)
Net income (loss)	$360	$(1,472)
Basic and diluted income (loss) per share	$0.05	$(0.22)

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CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands - Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$10,219	$12,598
Accounts receivable, net	1,406	2,149
Contract assets	5,180	2,226
Inventories	2,037	2,115
Other current assets	627	898
Total current assets	19,469	19,986
Property, plant and equipment, net	11,559	11,699
Other assets	52	1
Total assets	$31,080	$31,686

Liabilities and stockholders’ equity
Current liabilities	$4,929	$6,137
Long-term debt, net of current portion	159	181
Total stockholders’ equity	25,992	25,368
Total liabilities and stockholders’ equity	$31,080	$31,686

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2024.

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